Exhibit 2

Oi S.A. – In Judicial Reorganization

Corporate Taxpayer Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade – NIRE 3330029520-8

Publicly-held Company

Esteemed Shareholders,

Oi S.A. – In Judicial Reorganization (“Company”), pursuant to CVM Instruction No. 481/09, as amended, discloses to the shareholders and the market in general the consolidated voting statement for the remote voting bulletin for the exercise of voting rights at the Extraordinary General Shareholders’ Meeting (Assembleia Geral Extraordinária – AGE) called for September 17, 2018.

The Company informs that it has not directly received voting ballots in accordance with CVM Instruction No. 481/09, and also clarifies that the exercise of the voting right via the completion and delivery of a remote voting ballot does not impede a shareholder’s ability to attend the AGE and exercise the vote in person, in which case the AGE Board will disregard the remote voting instruction, pursuant to Article 21-W, paragraph 5, item I, of CVM Instruction No. 481/09.

The Company emphasizes that it will verify shareholding positions as is customarily conducted for its General Shareholders’ Meetings to confirm the shareholding positions of the shareholders that choose to exercise their vote by completing and delivering a remote voting ballot, taking into consideration for the computation of the votes the most recent position of each shareholder that is available to the Company (or, in its absence, the shareholding position as informed by the depositary agent of the Company’s shares, pursuant to Article 21-T, item II, section "a” of CVM Instruction No. 481/09).

The Company also warns that the information contained in the summary voting statement published in accordance with the provisions of Article 21-W, third paragraph, of CVM Instruction No. 481/09, may not represent the results of the votes with respect to the matters that will be submitted for deliberation at an AGE, according to the Call Notice published on August 16, 2018, considering that such summary voting statement comprises only the votes cast by remote voting.

Rio de Janeiro, September 14, 2018.

Oi S.A. – In Judicial Reorganization

Carlos Augusto Machado Pereira de Almeida Brandão

Chief Financial Officer and Investor Relations Officer

Consolidated Voting Statement

Extraordinary  General Shareholders’ Meeting – September 17, 2018 at 11 a.m.

Agenda Item	Description of Deliberation		Voting Position	Total Number of Shares
(1)	To ratify the election of the Consensual Sheet indicated by the Company's management for the composition of the New Board of Directors, pursuant to Clause 9.3 and subclauses of the Company’s Judicial Reorganization Plan		Approve	68.918.600
			Reject	-
			Abstain	-
	(1.1) Election of one of the members of the Consensual Board to hold the position of Chairman of the Board of Directors, in accordance with Article 24 of the Bylaws	Eleazar de Carvalho Filho	Approve	59.310.600
			Reject
			Abstain	9.608.000
		Henrique José Fernandes Luz	Approve	-
			Reject	-
			Abstain	68.918.600
		José Mauro Mettrau Carneiro da Cunha	Approve	7.116.150
			Reject	-
			Abstain	61.802.450
		Marcos Bastos Rocha	Approve	-
			Reject	-
			Abstain	68.918.600
		Marcos Duarte Santos	Approve	-
			Reject	-
			Abstain	68.918.600
		Marcos Grodetzky	Approve	-
			Reject	-
			Abstain	68.918.600
		Maria Helena dos Santos Fernandes de Santana	Approve	-
			Reject	-
			Abstain	68.918.600
		Paulino do Rego Barros Jr	Approve	-
			Reject	-
			Abstain	68.918.600
		Ricardo Reisen de Pinho	Approve	-
			Reject	-
			Abstain	68.918.600
		Rodrigo Modesto de Abreu	Approve	-
			Reject	-
			Abstain	68.918.600
		Wallim Cruz de Vasconcellos Junior	Approve	-
			Reject	-
			Abstain	68.918.600

(2)	To approve the amendment to Article 5 of the Bylaws, in view of the partial approval of the Capital Increase - Capitalization of Credits, pursuant to Clause 4.3.3.5 of the Company’s Judicial Reorganization Plan, by the Board of Directors on July 20, 2018	Approve	68.918.600
		Reject	-
		Abstain	-
(3)	To approve the proposed amendment to the Company’s authorized capital limit, with the consequent alteration of Article 6 of the Bylaws	Approve	68.918.600
		Reject	-
		Abstain	-
(4)	To approve the proposed amendment to the new Article in the Section “ Final and Transitory Provisions” of the Bylaws in order to adapt the Bylaws to the provisions of the Company’s Judicial Reorganization Plan with respect to the composition of the New Board of Directors	Approve	68.918.600
		Reject	-
		Abstain	-
(5)

To approve the broad reform of the Bylaws, as amended by the Management Proposal, among which the following should be highlighted: (a) the termination of the positions of alternate members of the Board of Directors; (b) the adjustment of certain rules for the election of the Chairman and the Vice-Chairman of the Board of Directors; (c) the adjustment of certain rules of disability or temporary absence of the Chairman of the Board of Directors; (d) the adjustment of certain powers of the Board of Directors; (e) the adjustment of the rules regarding the creation of Advisory Committees by the Board of Directors; and (f) the adjustment of the rules related to the transfer of control of the Company, cancellation of the company’s registration as a publicly-held company and the removal from the special listing segments of B3

		Approve	68.918.600
		Reject	-
		Abstain	-